Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

OIL STATES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3533	76-0476605
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)
Three Allen Center, 333 Clay Street, Suite 4620
Houston, Texas 77002
(713) 652-0582
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

6.500% Senior Notes due 2019
(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

State or Other
	Jurisdiction of	IRS Employer
	Incorporation or	Identification
Exact Name of Registrant Guarantors(1)	Formation	Number

Acute Technological Services, Inc.	Texas	20-5786381
Capstar Drilling LP, L.L.C	Delaware	22-3861885
Capstar Holding, L.L.C	Delaware	75-1950400
Capstar Drilling, Inc.	Texas	75-1226273
Capstar Drilling GP, L.L.C	Delaware	0
General Marine Leasing, LLC	Delaware	55-0809699
Oil States Energy Services, Inc.	Delaware	76-0562413
Oil States Management, Inc.	Delaware	55-0809703
Oil States Industries, Inc.	Delaware	75-0734429
Oil States Skagit SMATCO, LLC	Delaware	72-1518822
PTI Group USA LLC	Delaware	27-1509846
PTI Mars Holdco 1, LLC	Delaware	27-3611340
Sooner Inc.	Delaware	73-1558443
Sooner Pipe, L.L.C	Delaware	73-0552990
Sooner Holding Company	Delaware	73-1498779
Specialty Rental Tools & Supply, L.L.C	Delaware	76-0286357
Stinger Wellhead Protection, Incorporated	Texas	75-2239172
Well Testing, Inc.	Delaware	26-0440252

1.	The address for the Registrant Guarantors is Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002, and the telephone number for the Registrant Guarantor is (713) 652-0582. The Primary Industrial Classification Code for the Registrant Guarantors is 3533.

Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee. Not applicable.
Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 1st day of September, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6
September 1, 2011
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$24,433
Interest-bearing balances		66,533
Securities:
Held-to-maturity securities		0
Available-for-sale securities		154,068
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		4,142
Securities purchased under agreements to resell		15,186
Loans and lease financing receivables:
Loans and leases held for sale		21,688
Loans and leases, net of unearned income	689,075
LESS: Allowance for loan and lease losses	17,922
Loans and leases, net of unearned income and allowance		671,153
Trading Assets		33,481
Premises and fixed assets (including capitalized leases)		8,103
Other real estate owned		4,705
Investments in unconsolidated subsidiaries and associated companies		566
Direct and indirect investments in real estate ventures		107
Intangible assets
Goodwill		20,936
Other intangible assets		25,816
Other assets		53,916

Total assets		$1,104,833

LIABILITIES
Deposits:
In domestic offices		$761,154
Noninterest-bearing	181,676
Interest-bearing	579,478
In foreign offices, Edge and Agreement subsidiaries, and IBFs		93,814
Noninterest-bearing	1,901
Interest-bearing	91,913
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,170
Securities sold under agreements to repurchase		13,304

Dollar Amounts
In Millions
Trading liabilities	20,222
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	39,048
Subordinated notes and debentures	17,392
Other liabilities	31,532

Total liabilities	$979,636

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,145
Retained earnings	18,601
Accumulated other comprehensive income	5,614
Other equity capital components	0

Total bank equity capital	123,879
Noncontrolling (minority) interests in consolidated subsidiaries	1,318

Total equity capital	125,197

Total liabilities, and equity capital	$1,104,833

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Timothy J. Sloan
EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
Directors
John Stumpf
Carrie Tolstedt
Michael Loughlin